EXHIBIT 23.2

[Letterhead of Commerce & Finance Law Offices]

6F NCI Tower, A12 jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add: beijing@tongshang.com Website: www.tongshang.com.cn

April 30, 2008

AirMedia Group Inc.

17/F, Sky Plaza, No. 46 DongZhimenwai Street

Dongcheng District

Beijing, 100027

People’s Republic of China

Dear Sirs,

We hereby consent to the reference to our firm under the heading “Item 4. Information on the Company—B. Business Overview,” insofar as they purport to describe the provisions of PRC laws and regulations, in AirMedia Group Inc.’s Annual Report on Form 20-F for the year ended December 31, 2007 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2008. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

Sincerely Yours,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices